EXHIBIT 10.13

HAND DELIVERED

March 12, 2012

Mr. Perry Van Crocker, Jr.

AuraSense Therapeutics, LLC

Vice President Commercial Development

1801 Maple Avenue, Suite 4301

Evanston, IL 60201

RE:	Lease Agreement between FC SKOKIE SPE, LLC (“Landlord”) and AURASENSE THERAPEUTICS, LLC (“Tenant”) dated February 13, 2012

Dear Mr. Crocker,

Pursuant to Section 2.5 of the above referenced lease this is to confirm that the Initial Rent Commencement Date shall be March 12, 2012 and that the Delayed Rent Commencement Date shall be August 12, 2012.

Please indicate your concurrence with the above by countersigning a copy of the letter and returning a copy to me.

If you have any questions please don’t hesitate to contact me.

Sincerely,

Michael Farley Asset Management	AURASENSE THERAPEUTICS, LLC
/s/Percy Van Crocker, Jr.
/s/Michael Farley	By:

Date: 3/12/2012

cc:	David Giljohann, AuraSense
Rich Groh, Forest City
Kathryn Brown, Esquire
Scott Brandwein, CBRE

MF/mmm